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                                                                    EXHIBIT 16.1

February 27, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                             GLOBECOMM SYSTEMS INC.

    We have read the section titled "Change in Independent Accountants" included in Globecomm Systems Inc.'s Registration Statement on Form S-1 filed on February 27, 1997 and are in agreement with the statements contained in the first paragraph therein.

Yours very truly,

/s/ PRICE WATERHOUSE LLP